 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 4, 2005

Nash-Finch Company

(Exact name of Registrant as specified in its charter)

Delaware	0-785	41-0431960
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7600 France Avenue South, Minneapolis, Minnesota	55435
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (952) 832-0534

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.              Other Events.

                On March 4, 2005, Nash-Finch Company (“Nash Finch”) announced that it intends to sell, subject to market and other conditions, Senior Subordinated Convertible Notes due 2035 (the “Notes”) to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”).  Pursuant to Rule 135c under the Securities Act, Nash Finch is filing the relevant press release issued March 4, 2005 as Exhibit 99.1 to this report.

On March 8, 2005, Nash Finch clarified certain terms of the Notes that it had previously announced its intention to sell.  Specifically, Nash Finch announced that as currently contemplated, upon conversion of the Notes, the accreted principal amount of the Notes as of the date of conversion would be payable in cash and the remaining conversion value of the Notes, if any, would be payable at Nash Finch’s election in cash, shares of Nash Finch common stock or a combination of cash and shares.  Pursuant to Rule 135c under the Securities Act, Nash Finch is filing the relevant press release issued March 8, 2005 as Exhibit 99.2 to this report.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits. The following exhibits are filed as part of this Current Report on Form 8-K:

Exhibit No.	Description

99.1	Press Release issued by the Registrant, dated March 4, 2005.

99.2	Press Release issued by the Registrant, dated March 8, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NASH-FINCH COMPANY

Date: March 8, 2005	By:	/s/ LeAnne M. Stewart
Name: LeAnne M. Stewart
Title: Senior Vice President and
Chief Financial Officer

NASH-FINCH COMPANY

EXHIBIT INDEX TO CURRENT REPORT ON FORM 8-K

DATED MARCH 4, 2005

Exhibit No.	Description	Method of Filing

99.1	Press Release issued by the Registrant, dated March 4, 2005	Filed herewith

99.2	Press Release issued by the Registrant, dated March 8, 2005	Filed herewith